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                                 Exhibit (24)



                       CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-45363) pertaining to The National City Savings and Investment Plan No. 2 and Trust of National City Corporation of our report dated June 24, 1994 with respect to the financial statements and schedules of The National City Savings and Investment Plan No. 2 and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 1993.



                                                ERNST & YOUNG


Cleveland, Ohio

June 24, 1994